Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lightman Grant, Inc.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10/A my report dated May 26, 2010, relating to the financial statements for the fiscal years ended April 30, 2010 and 2009.

/S/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant

July 13, 2010